Exhibit 10.13

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and Rule 406 of the Securities Act of 1933, as amended.

NSB MANAGED SERVICES AGREEMENT

THIS AGREEMENT is by and between:

NSB Retail Solutions Inc., having its principal place of business at:

2800 Trans Canada Highway

Pointe Claire, Quebec, Canada

H9R 1B1

(Hereinafter referred to as “NSB”)

AND

Metropark USA Inc., a Delaware Corporation, having its principal place of business at:

532 Coral Ridge Place

Industry, CA, 91746

(Hereinafter referred to as the “Client”)

WHEREAS, Client wishes to procure from NSB and NSB wishes to provide to Client NSB’s Connected Retailer Manages Services offering (the “Managed Services”); and

WHEREAS, the parties desire to set forth the terms and conditions that shall apply to such Managed Services pursuant to this agreement;

NOW, THEREFORE, in consideration of the promises hereof, and the mutual obligations herein made and undertaken, the parties hereto agree as follows:

1.	DEFINITIONS

“Agreement” means this NSB Managed Services Agreement and Schedules, Exhibits and/or Appendices hereto;

“Business Day” means a day other than any Saturday or Sunday or any of the Local Holidays;

“Designated Equipment” means the servers and associated equipment which shall have the Software installed for the Client to access and use to operate their business;

“Client Desk Top Computers” means the computers located at the Client’s site, which have the required Microsoft Windows Operating System, Terminal Services and SQL CAL (Client Access License), which shall be used to connect to NSB Designated Equipment. For avoidance of doubt, Microsoft Windows Operating System, Terminal Services and SQL Client Access Licenses (CAL) for the Desk Top Computers are not being provided by NSB.

“Documentation” means all user manuals and other documentation supplied by NSB to Client whether provided in electronic form or otherwise, including training manuals, program listings, data models, flow charts, logic diagrams, functional specifications, instructions, etc.;

“Hosted Applications” means the NSB Connected Retailer head office software set forth in Schedule “A”;

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“Implementation Services” means the consulting, client specific parameter settings, training, project management, implementation and/or documentation services, performed pursuant to a statement of work (“SOW”) attached hereto as Schedule “F”;

“Live” – means the first day of Client posting and/or processing production data through NSB Hosted Applications.

“Local Holidays” means the following days or the days on which these holidays are observed by NSB for US Clients: New Year’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day;

“Maintenance Period” means: The Maintenance Period for Head Office Solutions is 08:30 – 17:30, client’s head office time zone, for all Business Days excluding NSB Local Holidays and the Maintenance Period for Store Solution is the Client’s store open hours of business plus thirty (30) minutes, excluding Local Holidays.

“Managed Services” means the services provided by NSB pursuant to this Agreement, including (i) Client’s access to the Hosted Applications; (ii) licenses granted by NSB in respect of the Connected Retailer Store Software, and (iii) Software and POS Equipment support and maintenance services, the whole as set forth in the Schedules “A”, “B”, “C”, “D”, “E”, “F”, “G” and “H”;

“Managed Service Fees” means the annual fees paid by Client to NSB based on the current Metrics, for the rights to use the Software and obtain the support services, excluding hardware lease and maintenance services, implementation services, Microsoft Great Plains license and services, associated with Managed Services;

“Metrics” means the various measurements used for pricing of the Managed Services as set forth in Schedule “A”. The types of measurements used to establish the Metrics is based on any combination of: the number of stores; users or register count.

“Network Connectivity” means the high speed persistent connection established between Client’s store and head office locations to NSB hosting facility as set forth in Schedule “H”;

“POS Equipment” or “Equipment” means the store hardware purchased hereunder as set forth in Schedule “B” and under maintenance with NSB that is being used to run the Store Software;

“Quarterly Fees” means the fees paid by Client to NSB based on the current Metrics, for the rights to use the Software and obtain the services associated with Managed Services;

“Store Software” means the NSB Connected Retailer point of sale software know as “Store”, as set forth in Schedule “A”;

“Software” means the NSB Hosted Applications, the Store Software, and all Third Party Software licensed through NSB as set forth in Schedule “A”, as applicable within the context;

“Third Party” means a supplier whose software is licensed for distribution by NSB to be sublicensed by NSB to its clients;

“Third Party Software” means all software owned by a Third Party (such as Microsoft SQL), but licensed for distribution by NSB as part of the Managed Services.

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2.	CLIENT RIGHT OF USE.

2.1     Client’s Rights. NSB grants to Client and Client agrees to accept a non-exclusive, non-perpetual, terminable, and non-transferable (other than as provided for in Section 18.3) right to access and to use the Hosted Applications and a non-exclusive, non-perpetual, terminable, non-transferable license to use the Store Software, in the United States for its internal use via the Designated Equipment, in accordance with the terms of this Agreement and pursuant to the identified Metrics, during the term of this Agreement. Client’s rights under this Agreement will automatically terminate upon expiration of or termination of this Agreement.

2.2     Object Code. The computer programs comprising the Software will be supplied in object code only.

2.3     Limitation On Reverse Engineering, Decompilation, and Disassembly. Client may not reverse engineer, decompile, or disassemble the Software, except and only to the extent that it is expressly permitted by applicable law notwithstanding this limitation.

2.4     No Rental/No Commercial Hosting. Client may not rent, lease, lend, or provide commercial hosting services with the Software to any other entity.

2.5     POS Equipment configuration. Client must purchase the NSB Managed Services certified POS Equipment configuration as outlined in Schedule “B”, which may be subject to change by NSB. Notwithstanding, should the POS Equipment models change from what are currently listed in Schedule “B”, NSB shall use reasonable efforts to certify like replacement POS Equipment.

2.6     Microsoft Great Plains. Client acknowledges and agrees that it must enter into an End-User License Agreement directly with Microsoft in connection with Client’s use of Great Plains. For avoidance of doubt, the fees associated with the licensing, implementation and support of Microsoft Great Plains (AP, GL, Fixed Assets, FRx Reporting and Bank Reconciliation) are included within the fees set forth in Schedule “A”.

3.	TERM AND TERMINATION.

3.1     Term. This Agreement shall commence upon execution hereof and shall continue for five (5) years from the date upon which Client begins using the Managed Services to process live data (the “Initial Term”). During the Initial Term, the Managed Services Fees may be increased each year after the first year of the Initial Term, by […***…]. […***…]. Client may terminate this Agreement at the expiration of the Initial Term by providing written notice to NSB not less than one hundred and eighty (180) days prior to the end of the initial term, such termination to take effect at the expiry of the Initial Term, while NSB may terminate this Agreement at the expiration of the Initial Term by providing written notice to the Client not less than one (1) year prior to the end of the Initial Term, such termination to take effect at the expiry of the Initial Term.

3.2     Automatic Renewal. This Agreement shall automatically renew for successive renewal terms of twelve (12) months (“Renewal Term(s)”). The Managed Services Fees may be increased each year by […***…]. […***…]. Client may terminate this Agreement at the expiration of the Renewal Term by providing written notice to NSB not less than one hundred and eighty (180) days prior to the end of the then current Renewal Term. For avoidance of doubt, termination shall be effective at the expiration of the then current Renewal Term.

***Confidential Treatment Requested

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3.3     Termination. In addition to such other rights and remedies as may be available in law or in equity, should either party commit a material breach of its obligations hereunder, the other party may, at its option, terminate this Agreement with thirty (30) days written notice of desire to terminate, which notice shall identify and describe the basis for such termination. If, prior to expiration of such period, the defaulting party cures such default, termination shall not take place.

3.4     Survival. Any rights and obligations which by their nature extend beyond the term of this Agreement shall survive and continue after any expiration or termination and shall bind the parties and their legal representatives, successors, heirs and assigns, where assignment is expressly permitted.

3.5     Cease Use. Upon termination of this Agreement for any reason, Client shall immediately cease all use of the Managed Services and return or purge any and all components thereof, including returning or destroying or causing to be destroyed any and all copies of any Software, Documentation, notes and other materials comprising or regarding the Managed Services.

3.6     License Migration Clause. In the event that NSB ceases to provide Managed Services during the Initial or subsequent Renewal Terms other than as permitted hereunder, NSB shall provide Client with both the software licenses and the required services related to the migration of the NSB Managed Service configuration to Client’s supplied in-house server infrastructure at […***…]. Client will be required to pay NSB an annual support and maintenance fee at NSB’s then prevailing rates […***…]. […***…]. If NSB exercises its right pursuant to this Section 3.6 and thereby ceases to provide the Managed Services, Client agrees that the foregoing migration represents NSB’s sole obligations to Client and thereafter NSB shall not be required to provide any further services to Client other than to effectuate NSB’s obligations pursuant to this Section 3.6.

4.	PROPRIETARY RIGHTS.

4.1     Ownership. Client acknowledges and agrees that this Agreement grants Client no title or right of ownership in or to the Managed Services, the Software, or any component thereof, or to any associated materials including, but not limited to any Documentation, or intellectual property. Client shall not, at any time, take or cause any action, which would be inconsistent with or tend to impair the rights of NSB or its licensors.

4.2     Data. Ownership of material data for the Managed Services shall remain with the Client. Such data includes Client’s corporate data, including, but not limited to, registration data, supplied and input by or on behalf of Client (“Client Data”). NSB agrees not to use any client Data for any purpose other than to perform the Managed Services and fulfill its obligations under this Agreement. NSB further agrees not to make Client Data available to any third party without Client’s prior written consent.

5.	SOFTWARE SUPPORT AND MAINTENANCE.

5.1     Software Support and Maintenance. NSB will use its commercially reasonable efforts to provide the following Software Support and Maintenance Services:

5.1.1     Support and assistance on technical operation issues and application support to Client’s head office designates as it pertains to the Hosted Applications, and direct to Client’s store personnel for the Store Software, during the Maintenance Period. Such support may be provided using remote access to either Client’s desktops, registers or to the Hosted Applications. All Software problem reports will be acknowledged by NSB by reference number. NSB will attempt to generate a correction by modifying the NSB Software, where applicable, and incorporating the modifications in the next Software Release to obviate or mitigate the effect of the defect and to use its commercially reasonable efforts to ensure that the owner of any Third Party Software provides a correction to the Third Party Software, where the problem is, in NSB’s opinion, in the Third Party Software.

***Confidential Treatment Requested

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5.1.2     Respond to Client’s inquiries pertaining to all Software procedural queries that are not covered in either the available NSB documentation or associated training.

5.1.3     Fault diagnosis and, where possible, recommendations for corrections, subject to the limitations which may be imposed by contractual restrictions of any Third Party, following the reporting of any Software problem by Client. NSB shall use commercially reasonable efforts to commence investigation of the problem within the Initial Response Time as defined in Schedule “C” to this Agreement. Diagnosis and resolution of operational problems will generally be carried out remotely.

5.1.4     NSB shall apply fixes, maintenance releases and new releases to a hosted test environment. Client shall perform regression testing of the fixes, maintenance releases and new releases. Client has thirty days (30) from the date on which it is notified by NSB that the fix, maintenance release or new release has been applied to notify NSB in writing of any issues. Failure by Client to notify NSB in writing within such period shall be construed as deemed acceptance and NSB shall have sole discretion to apply said fixes, maintenance releases and new releases to the live production environment. Notwithstanding the foregoing, fixes may be applied directly to the live production environment where NSB deems that to do so would be appropriate under the circumstances.

5.1.5     Provide to Client new releases to the NSB Software including Documentation if available, on the condition that these new releases are compatible with Client’s Desktop Computers. New releases shall not include any options, future products, or new versions of the same product previously licensed by Client which NSB licenses to its clients generally at additional cost and/or under separate agreement. Client shall be charged on a time and materials basis of training and other services rendered by NSB in connection with the new releases. It will be Client’s obligation to attend training classes at NSB Montreal or Client’s location, as designated by NSB.

5.1.6     Provide to Client one copy per store of the new POS NSB software releases, maintenance releases and fixes that are generally made available by NSB to its clients, including Documentation (if applicable), on the condition that these releases and fixes are compatible with Client’s POS equipment. New releases shall not include any options, future products, or new versions of the same product previously licensed by Client which NSB licenses to its clients generally at additional cost or under separate agreement. Client shall be charged on a time and materials basis for training and any other services rendered by NSB to Client in connection with the new POS Software releases. It will be Client’s obligation to attend training classes at a location, as designated by NSB. Client and/or Client’s store personnel shall work with NSB to deploy and install new POS software releases, maintenance releases and fixes.

5.1.7     In addition to supporting the current release of the POS Software, NSB will support all releases that have been delivered to Client within the preceding year. For greater clarity, NSB shall support the current shipping release and one previous release. NSB shall have no obligation to provide support if Client does not comply with the foregoing.

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5.2     Exclusions. Managed Services shall not include the diagnosis and rectification of any fault resulting from:

(a)	use of versions of any third party software including the operating system software on Client’s Desktops, other than those specified from time-to-time by NSB;

(b)	inadequate training by Client of its personnel on the use of the Software;

(c)	unauthorized use of the Software;

(d)	any use of the Software not in accordance with the Documentation or the operating environment recommended by NSB, or otherwise contrary to NSB’s instructions;

(e)	modifications or enhancements to the Software not made by NSB, or made without NSB’s prior written consent;

(f)	use of the Software other than that installed on the Designated Equipment or POS Equipment;

(g)	failure by Client to implement NSB’s recommendations or solutions;

(h)	use of the Software in conjunction with equipment or software not approved by NSB;

5.3     Additional Services. NSB may also offer Client the following services subject to resource availability, on either a time and materials basis at NSB’s then prevailing rates or for a mutually agreeable pre-determined Fee:

(a)	work performed outside the contracted Maintenance Period at the request of Client;

(b)	perform hourly transaction log backups;

(c)	consultation for the resolution of these problems experienced by Client in operating the Software for which training has not been provided;

(d)	on-site services, including any related travel time, to carry out such work as the parties may agree upon from time-to-time.

(e)	network traffic analysis (between Stores and NSB) and tuning provided that the network connectivity is not aggregated by NSB.

(f)	training and/or additional Documentation; services required due to failure of equipment, software not supplied or maintained by NSB, telecommunications facilities, failures of the Software caused by fault or negligence of Client by operator error or by improper use or misuse of the system;

(g)	diagnosis of any head office hardware or network problems;

(h)	requests for services to change Client configurable POS parameters and additional training.

In addition to any fees for the above services, NSB shall be entitled to reasonable out of pocket expenses.

6.	NSB’s RESPONSIBILITIES

6.1     Provide accessed to Managed Services as outlined in Schedule “D” – NSB’s Managed Services Hosted Infrastructure Service Level Guidelines, via a secure, persistent network communication connection. NSB, or its hosting partner, shall operate and maintain the servers (“Servers”) in good working order with access restricted to qualified employees or contractors of NSB. NSB, or its hosting partner, shall employ its best practices to ensure the security, confidentiality and integrity of all Client Data and other proprietary information transmitted through or stored on the Servers, including, without limitation; (i) maintenance of independent archival and backup copies of the Client’s Data; and (ii) protection from any network attacks and other malicious, harmful or disabling data, work, code or program. Notwithstanding the foregoing, Client understands and acknowledges that from time to tome, the Servers may be inaccessible or inoperable for various reasons, including equipment malfunctions, upgrades or modifications, or causes

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beyond the control of NSB which are not reasonably foreseeable by NSB, including interruption or failure of telecommunication or digital transmission links, hostile network attacks or network congestion or other failure (collectively “Downtime”). NSB shall use commercially reasonably efforts to minimize any disruption, inaccessibility and/or inoperability and in the case of any scheduled Downtime, if applicable, NSB shall use best efforts to provide at least twenty-four (24) hour advance notice to Client.

6.2     NSB will be responsible for performing the technical and operational support functions as it pertains to the applications being hosted. NSB’s technical and operational functions will consist of system monitoring (hardware, operating system and database management) and providing the required support measures that will mitigate operational issues.

6.3     NSB will use commercially reasonable efforts, pursuant to the terms and conditions set forth in this Agreement, to make Managed Services accessible to Client twenty-four (24) hours day, seven (7) days a week, except where scheduled maintenance is required.

6.4     NSB shall perform regularly-schedule backups of Client’s application data on a nightly basis on all Business Days, incrementally or fully, as deemed necessary to allow for the restore of Client’s data from at least (fifteen) 15 days worth of back ups, should the need arise. All backups shall be stored in a safe and secure off-site environment. Notwithstanding, NSB shall perform regularly-scheduled backups of Client’s Store sales data which is stored on the hosted infrastructure, on a nightly basis on all days, incrementally or fully.

6.5     NSB shall have in place a comprehensive disaster recovery plan which shall provide for the recovery of all core systems operations within (twenty-four) 24 hours from a declared disaster. NSB shall provide to Client, prior to their live date, a copy of the disaster recovery plan as it pertains to the recovery of the Managed Services infrastructure in the event of a declared disaster.

6.6     NSB agrees to provide Client, on a monthly basis, an e-mail or an alternative form of electronic communication or access, system usage reports which will detail the number of active users, disk space use and/or other similar system-specific items where metrics can be obtained.

6.7     NSB shall allocate four (4) Gigabytes of disk space for the purpose of Client storing attached items within Merchandising. Additional disk space will be made available as required for an incremental annual fee of $.10 per megabyte.

7.	CLIENT’S RESPONSIBILITIES

7.1     Client will:

(a)	Use of the Equipment and Software as authorized, in accordance with NSB’s operating instructions and the Documentation, with suitable operating supplies.

(b)	Ensure that the Software is used in a proper manner by competent, trained employees only.

(c)	Not alter, adapt, modify the Software except where previously agreed in writing by NSB.

(d)	Co-operates to a reasonable extent with NSB’s personnel in the diagnosis, investigation and correction of any fault in the Software.

(e)	Make available to NSB, free of charge, all information, facilities and services reasonably required by NSB to enable it to perform the Software Support and Maintenance Services.

(f)	Provide, at no charge to NSB, adequate access to Client’s stuff, the Software and other resources as reasonably required to perform remedial maintenance service. Client shall obtain and provide NSB access to, and use of, any machines, attachments, features or other equipment which, in the opinion of NSB, are necessary to enable the performance of the services.

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(g)	notify NSB promptly by opening a Service Request relating to all Software faults and/or failures via telephone or NSB’s e-Service available on NSB’s website.

(h)	not install any new releases or updates to the operating system/database without the prior consent of NSB. Any assistance provided by NSB in installing or configuring the new operating system/database releases or updates will be billable on a time and materials basis at NSB’s then prevailing rates.

(i)	produce a Client specific register manual and train Client’s employees on POS Software use, operation, backup and recovery procedures.

(j)	be responsible for the procurement, installation and maintenance of all non-NSB communication media, including, but not limited to, telephone and telegraph equipment for the remote transmission of data, and Client shall assume all charges for such media in connection with the performance of the Services covered by this Agreement

(k)	keep full backup copies of the current POS software release and of Client’s POS databases and computer records in accordance with good computer practice.

(l)	be responsible for the contents and validity of the data, which shall be populated through the Hosted Applications user interfaces and any approved and supported imports and/or exports, in the format specified by NSB.

(m)	be responsible for acquiring, setting up and configuring Client’s head office Desk Top Computers which shall be used to connect to NSB Designated Equipment. Efforts for NSB to assist with this process shall be billable on a time and materials basis at NSB’s then prevailing rates.

(n)	keep all Desktop Computers current from an Operating System revision perspective and from virus protection perspective.

(o)	Services associated with the upgrade to new versions of Microsoft Great Plains financial software will be billed at […***…]. Client must remain within two (2) releases of Great Plains current shipping release. Should Client elect to license other modules or acquire additional user licenses for Great Plains, these licenses will be licensed for a fee in addition to the Managed Services fees and services required to implement and support same will be adjusted accordingly.

***Confidential Treatment Requested

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8.	POS EQUIPMENT SUPPORT AND MAINTENANCE

8.1     POS Equipment Support and Maintenance.

NSB warrants that the POS Equipment sold to Client by NSB shall work with the Store Software during the Initial Term. Notwithstanding the foregoing, Client may be required to upgrade certain components of the POS Equipment including, but not limited to, memory and disk, which shall be at the Client’s sole expense.

8.1.1     If any or all equipment to be serviced under this Agreement is/was not under an NSB maintenance agreement immediately prior to the commencement of the Initial Term, such equipment shall be subject to inspection by NSB, and Client shall pay for such inspection services and for all labor, materials and adjustments required to place the equipment in good operating condition. Client shall be billed on a time and materials basis at NSB’s then prevailing rates.

8.1.2     During the specific hours of coverage (“the Maintenance Period”) for the POS Equipment maintenance program as outlined in Schedule “E” and subject to payment by Client of the Annual POS Equipment Maintenance Fees, NSB and/or its agents will use commercially reasonable efforts to provide the following POS Equipment Maintenance and Support Services:

8.1.2.1     Support and maintenance as outlined in Schedule “E” during the Maintenance Period when NSB is notified that the POS Equipment is operable.

8.1.2.2     All parts and labor necessary, in the opinion of NSB and/or its agents, for maintaining the POS Equipment in good operating condition. All parts will be furnished on an exchange basis and will be new standard parts or parts of equal quality. All parts removed for replacement shall become the property of NSB.

8.1.3     In the course of performance of remedial or preventative maintenance it is possible that data files on magnetic media may be destroyed. NSB will take commercially reasonably precautions to avoid destruction of data, but will not be held responsible in the event such destruction occurs except in the case of gross negligence on the part of NSB. It will be Client’s responsibility to ensure that backup copies of such files are created prior to performance of any services by NSB.

8.1.4     Should Client desire to move POS Equipment covered under this Agreement to a site within the contiguous 48 United States or Canada, such POS equipment shall continue to be covered hereunder provided Client gives NSB at least thirty (30) days written notice prior to such movement. Failure to notify NSB within thirty (30) days may delay service for which NSB shall not be liable. Such notice shall include addresses of originating and destination locations, POS Equipment serial numbers and date of move. Client shall be charged for all such work performed by NSB or its agents on a time and materials basis at the then prevailing NSB rates.

8.1.5     If upon relocation and inspection NSB personnel determine that the POS Equipment is not in serviceable condition as a result of causes beyond NSB’s control, at Client’s request, NSB shall perform the work required to place the POS Equipment in serviceable condition. Fees for labor and materials shall be at NSB’s then prevailing NSB rates.

8.1.6     Equipment maintenance service is limited to the POS Equipment covered hereunder, and is contingent upon the proper use of the equipment.

8.1.7     Client acknowledges and agrees that NSB uses subcontractors to provide local on-site POS Equipment Maintenance and Support Services.

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8.2     Additional Services

8.2.1     NSB may also offer Client the following services, subject to resource availability, on a time and materials basis at NSB’s then prevailing rates:

(a)	Work performed outside the Maintenance Period at the request of Client;

(b)	On-site services, including any related travel time, to carry out such work as the parties may agree upon from time to time;

(c)	Operating supplies or accessories including cables, power supplies, media such as tapes and disks, printer bands and paper, paint, refinishing the POS Equipment, or furnishing any materials for these purposes;

(d)	Data cabling external to the POS Equipment or attachments of other devices;

(e)	Any modification or additions to the POS Equipment.

8.2.2     After the POS Equipment has been installed for a cumulative period of five (5) years from date of first installation, whether for Client or Client’s predecessor, NSB may require the performance of any necessary overhaul of the POS Equipment, subject to the approval of Client, on a time and materials basis at NSB’s then prevailing rates. Should the parties not agree to the overhaul of equipment, NSB may terminate this Agreement by providing Client with one hundred and eighty days (180) prior written notice.

In addition to any fees for the above services, NSB shall be entitled to reasonable out-of-pocket expenses.

8.3     Exclusions

8.3.1     The POS Equipment Support and Maintenance Service shall not include the diagnosis and rectification of any fault resulting from:

(a)	Modification of Equipment without NSB’s approval;

(b)	Accident, neglect, misuse, failure of electrical power, air conditioning, static electricity, humidity control, transportation, or causes other than ordinary use;

(c)	The Equipment being serviced or repaired by other than NSB personnel without the prior written consent of NSB;

(d)	The Equipment being removed from its Site and/or re-installed without the prior written consent of NSB.

8.3.2     NSB shall be under no obligation to provide service for POS system components not covered by this Agreement.

8.4     Client’s Responsibilities

8.4.1     Client shall provide, at no charge to NSB, adequate access to Client’s staff, the POS systems and any other reasonably required resources to perform the routine support and maintenance service to resolve a service request or documented product issue. Client shall obtain and provide NSB access to, and use of, any machines, attachments, features or other equipment which, in the opinion of NSB, are necessary to enable the performance of the services;

8.4.2     Client shall co-operate to a reasonable extent with NSB’s personnel in the diagnosis, investigation and correction of any fault in the POS Equipment;

8.4.3     Client shall make available to NSB, free of charge, all information, facilities and services reasonably required by NSB to enable it to perform the POS Equipment Support and Maintenance Services;

8.4.4     Where Client does not source their persistent network connection (WAN) through NSB, Client shall be responsible for the procurement, installation and on going support and maintenance of all internal and external network components and equipment, and shall bear all associated third party charges;

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8.4.5     Where Client does not source their persistent network connection (WAN) through NSB, Client shall provide and maintain in good working order a persistent network connection as outlined herein, at its sole cost and expense.

8.4.6     Client shall ensure that a business line with RJ415 jack and telephone is available for dial up backup purposes, in the event of a failure of the external persistent network connection (WAN);

8.4.7     Designated Client personnel shall work with NSB to determine if malfunctions are external to the POS system (eg. electrical power problem, communication problem, etc.), and such designated Client personnel shall assist NSB’s helpdesk with recovery procedures in the event of a system failure installing updates or reloading application software where necessary.

8.4.8     Client shall record certain operating and/or maintenance information, and maintain usage records, including copies of all field service reports for the POS Equipment;

8.4.9     Client shall load the diagnostics provided by NSB and comply with all diagnostic procedures as instructed by NSB;

8.4.10     Client shall provide NSB or its agents with a user password for system access in order to perform standard diagnostics;

8.4.11     Client shall notify NSB in writing of its intent to move the POS Equipment covered by this Agreement.

8.4.12     Client shall provide all operating supplies or accessories including media such as tapes and disk packs, printer bands and paper, paint, batteries or any other materials for refinishing the Equipment or other operating purposes;

8.4.13     Client shall notify NSB promptly by opening a service request relating to all POS Equipment faults and/or failures via either telephone or NSB e-Service;

8.4.14     Before returning any POS Equipment or POS system component, Client shall call NSB for a return authorization number which must be included with a returned unit along with a description of the problem;

8.4.15     Client shall provide written notice to NSB at least seven (7) days prior to installation of new POS system which is certified for Managed Services and not purchased through NSB. In instances where this occurs, should Client require NSB assistance with the installation and staging of the POS equipment, these services would be available and NSB then prevailing rates. Notwithstanding the foregoing, such notice shall include the address of the installation location, equipment serial numbers and date of installation. Failure to notify NSB may result in service delays and extra charges for on-site maintenance.

8.4.16     For those POS system components maintained vial depot or advanced exchange service, the defective components must be packed in original packing material an shipped to NSB’s authorized service center(s) as outlined in Schedule “E”.

9.	DESTRUCTION OF DATA.

In performance of services, it is possible that data files on magnetic media may be destroyed. NSB will take commercially reasonable precautions to avoid destruction of data, but will not be held responsible in the event that such destruction occurs except in the case of gross negligence on the part of NSB. For the Store Software, it will be Client’s responsibility to ensure that back-up copies are made on a regular basis and available to NSB in the event of a required reload. For the Hosted Applications, NSB shall make nightly back ups of Client’s data as outlined in section 6.4, in the event of a required reload.

10.	COPYRIGHTS AND TRADEMARKS.

Client will not acquire any title, copyright or other proprietary rights to or interest in the Software, the Managed Services, or any portion thereof. All works and authorship shall be the exclusive property of NSB and/or Third Parties, as the case may be. NSB shall have and retain sole ownership of any and all NSB trademarks, including the goodwill pertaining thereto. Client shall not remove or alter any of NSB proprietary or copyright notices, trademarks or logos.

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Metropark USA	September 21, 2005

11.	PAYMENT TERMS.

11.1     The managed Services fees including, but not limited to, POS Equipment Maintenance are due and payable […***…]. […***…]. All sums due under this Agreement will be paid by Client (without any set off or deduction) within thirty (30) days from the date of Client’s receipt of invoice. Any additional charges for services not covered by the Managed Services fee shall be due and payable within thirty (30) days from the date of Client’ receipt of invoice. For avoidance of doubt, implementation services and equipment shall be invoiced as per the payment schedule set forth in Schedule “A”.

11.2     If any fault or problem is found under investigation to be due to unauthorized use of the Software and/or the Managed Services, Client shall pay NSB all reasonable costs and expenses incurred by NSB in consequence of such investigation, calculated on time and materials basis at NSB/s then prevailing rates.

11.3     Client shall pay for all applicable taxes, duties or levies at the then prevailing rate. Any late payment charges arising out of Client’s late payment of taxes, duties or levies shall be payable by Client.

12.	EXPENSES.

Client shall be invoiced twice monthly for all reasonable out-of-pocket expenses incurred by NSB at cost, in accordance with the then current NSB Travel Policy […***…]. Such out-of-pocket expenses will include travel to and from Client’ facilities from NSB facilities, subsistence expenses, overnight accommodation, and telephone calls. Copies of receipts shall be provided upon request from Client provided such request is made within three (3) months of invoice date.

13.	CONFIDENTIALITY.

13.1     The software and Documentation together with all other data and materials supplied by NSB to Client is machine-readable form or otherwise pursuant to this Agreement are the property and confidential and proprietary trade secrets of NSB and/or Third Parties and remain so even after delivery to Client.

13.2     NSB and Client shall advise all their employees, agents or contractors that they are bound by the confidentiality terms of this Agreement. Further, each party agrees that during the performance of this Agreement it may receive information relating to the other party that is not generally known or that is of a proprietary nature (“Confidential Information”). Each party agrees not to sue or disclose any Confidential Information except for the purpose of meeting its obligations under this Agreement, and will not use Confidential Information for any other purpose whatsoever. Confidential Information shall not include any information that is (a) generally known or available to the public; (b) already known at the time of receiving the Confidential Information through no wrongful act of the other party; (c) furnished by a third party with the right to do so; or (d) independently developed. In the event that either party is required to disclose Confidential Information relating to the other party to a court or government agency, it shall, prior to disclosure, as soon as practicable, notify the other party and allow it an adequate opportunity to object to the disclosure order or take other action to preserve the confidentiality of the information.

13.3     Client acknowledges that the Managed Services offering is unique and valuable and has been developed or otherwise acquired by NSB at great expense, and that any unauthorized disclosure or use of the Managed Services or any component thereof, would cause NSB irreparable injury and loss, for which damages would be an inadequate remedy.

13.4     Client agrees to keep all property of NSB, tangible and intangible, free and clear of all claims, liens and encumbrances.

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Page 12 of 49
Metropark USA	September 21, 2005

14.	LIMITED WARRANTIES.

14.1     Each party represents and warrants that it has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

14.2     NSB represents and warrants that Services performed under this Agreement will be performed in a good and workmanlike manner, using generally accepted industry standards, by trained and skill personnel and will substantially conform to the specifications, provided, however, that NSB shall not be liable for violation of any applicable law, rule or regulation or any third party associated with client content provided by NSB by Client.

14.3     To the knowledge of NSB, the Software does not violate any applicable law, rule or regulation or any third party, including any patent, trademark, trade name, copyright, trade secret or other intellectual property right. NSB hereby agrees to protect, defend, indemnify and hold harmless Client, its affiliates, and their respective directors, officers, stockholders, members, employees and agents, and their respective successors and permitted assigns (“Client Indemnitees”) from and against any and suits, claims, actions, demands, causes of action, liabilities, loses, costs, damages or expenses, including (i) any of the foregoing to the extent actually paid by the Client Indemnitees in connection with a claim, action or cause of action, and (ii) reasonable attorneys’ fees (collectively, “Losses”) arising out of or resulting in connection with a claim that the use of the Managed Services by Client as permitted under this Agreement constitutes a patent or copyright infringement, but only to the extent that (i) the claim relates solely to the Managed Services, (ii) nothing provided as part of the Managed Serviced has been altered or modified by or on behalf of Client (but only to the extent such alteration or modification is the cause for such claim), and (iii) the Software is used by Client only on the Designated Equipment, provided that: (a) Client give NSB written notice within thirty (30) days of notice of any such claim (provided, however, that failure to provide such notice within such period of time shall not relieve NSB of any of its obligations hereunder except to the extent NSB is prejudiced by such failure); (b) NSB controls the defense of any action and has the right to settle (provided that NSB in the defense of any such claim or litigation, shall not except with the consent of the Client, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Client Indemnitee of a release from all liability in respect to such claim or litigation); and (c) Client reasonably cooperates with NSB, at NSB’s cost and expense, if applicable, in the defense of such claim.

14.4     THE WARRANTIES MADE IN THIS AGREEMENT ARE THE ONLY WARRANTIES MADE BY NSB WITH RESPECT TO PRODUCTS AND SERVICES PROVIDED HEREUNDER. CLIENT AGREES THAT THE EXPRESS OBLIGATIONS AND WARRANTIES MADE BY NSB IN THIS AGREEMENT ARE IN LIEU OF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, TO THE EXCLUSION OF ANY OTHER WARRANTY, CONDITION, TERM, UNDERTAKING OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, RELATING OT ANYTHING SUPPLIED OR SERVICES PROVIDED UNDER OR IN CONNECTION WITH THIS AGREEMENT INCLUDING (WITHOUT LIMITATION) AS TO THE CONDITION, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR THE PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NSB DOES NOT WARRANT THE FUNCTIONING OF ANYTHING SUPPLIED OR SERVICES PERFORMED HEREUNDER WITH SOFTWARE OR EQUIPMENT NOT SUPPLIED BY NSB, OR THAT THE OPERATION OF ANYTHING SUPPLIED OR SERVICES PERFORMED HEREUNDER WILL BE UNINTERRUPTED OR ERROR FREE.

14.5     CLIENT AGREES THAT IF CLIENT HAS RECEIVED ANY WARRANTIES WITH REGARD TO ANYTHING SUPPLIED OR SERVICES PERFORMED HEREUNDER, THEN THOSE WARRANTIES ARE PROVIDED SOLELY BY NSB AND DO NOT ORIGINATE FROM, AND ARE NOT BINDING ON, ANY THIRD PARTIES, EXCEPT AS OTHERWISE SPECIFIED IN ANY END USER LICENSE AGREEMENT PROVIDED BY A THIRD PARTY. FURTHERMORE, ANY SUPPORT TO BE PROVIDED PURSUANT TO THIS AGREEMENT SHALL BE PROVIDED EXCLUSIVELY BY NSB, UNLESS OTHERWISE SPECIFICALLY AGREED TO BY NSB IN WRITING.

NSB Connected Retailer Managed Service Agreement	Page 13 of 49
Metropark USA	September 21, 2005

15.	LIMITATION OF LIABILITY.

15.1     NSB’S AGGREGATE LIABILITY TO CLIENT IN RESPECT OF ALL CLAIMS (WHETHER IN CONTRACT, DELICT OR TORT) SHALL NOT EXCEED AN AMOUNT EQUAL TO THE GREATER OF (A) THIS TOTAL MANAGED SERVICE FEES PAID BY CLIENT WITHIN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE OCCURRENCE OF THE EVENT THAT IS THE SUBJECT OF THE CLAIM OR (B) ONE HUNDRED THOUSAND DOLLARS. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS PROVIDED FOR IN THIS SECTION 15.1 and SECTION 15.2 SHALL NOT APPLY TO (A) NSB’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 14.3 OF THIS AGREEMENT; (B) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF NSB OR ANY OF IT’S AFFILIATES IN THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER; OR (C) NSB’S LIABILITY FOR DEATH OR PERSONAL INJURY.

15.2     NSB SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS, DAMAGE, COST OR EXPENSES OR ANY KIND WHATEVER AND HOWEVER CAUSED, WHETHER ARISING UNDER CONTRACT, TORT, DELICT (INCLUDING NEGLIGENCE) OF OTHERWISE, LOSS OF PRODUCTION, LOSS OF OR CORRUPTION OF DATA, LOSS OF PROFITS OR OF CONTRACTS, LOSS OF OPERATION TIME, LOSS OF GOODWILL, LOSS OF ANTICIPATED PROFITS OR ANTICIPATED SAVINGS, EVEN IF NSB HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THEIR POSSIBILITY. THIS LIMITATION WILL APPLY EVEN IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE. FOR THE PURPOSES OF THIS ARTICLE, LOSS INCLUDES A PARTIAL LOSS OR REDUCTION IN VALUE AS WELL AS A COMPLETE OR TOTAL LOSS.

15.3     NOTWITHSTANDING THE FOREGOING LIMITATIONS OF LIABILITY IN SECTION 15.2 AS THEY RELATE TO THE LOSS OF DATA, NSB AGREES THAT IT WILL PERFORM BACK UPS AS SET FORTH IN THIS AGREEMENT AND IN THE EVENT OF ANY LOSS OF DATA, NSB WARRANTS THAT IT WILL BE ABLE TO RESTORE DATA FROM BACKUPS MADE NO MORE THAN THREE (3) NIGHTS PRIOR. THE FOREGOING IS LIMITED TO DATA AS IT PERTAINS TO HEAD OFFICE SOLUTIONS. IN THE EVENT THAT NSB IS IN BREACH OF THE FOREGOING WARRANT, NSB’S LIABILITY SHALL BE AS SET FORTH IN SECTION 15.1.

15.4     NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NSB’S LIABILITY FOR PHYSICAL DAMAGE TO PROPERTY CAUSED BY ITS NEGLIGENCE OR THAT OF ITS SERVANTS OR AGENTS SHALL BE LIMITED TO $1,000,000 IN RESPECT OF EACH SUCH EVENT.

15.5     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NO THIRD PARTY WHOSE PRODUCTS OR SERVICES ARE PROVIDED HEREUNDER BY NSB SHALL HAVE ANY LIABILITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE USE OF ANY PRODUCTS OR SERVICES PROVIDED HEREUNDER. THIS LIMITATION WILL APPLY EVEN IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE. THIS LIMITATION WILL APPLY EVEN IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE.

NSB Connected Retailer Managed Service Agreement	Page 14 of 49
Metropark USA	September 21, 2005

16.	CONNECTIVITY

16.1     Should Client elect to source its network provider independently of that being delivered to the end user through the Managed Services offering then Client shall provide for high-speed persistent connections between NSB and Client for access to the Managed Services infrastructure. The following technical specifications must be met:16.1.1

16.1.2     The persistent connection may be in the form of a Frame Relay, T1 or Broadband like xDSL at the Remote locations that are routed to and terminated at the NSB hosting facility over a Secure VPN that is implemented and managed (Line, Modems, Routers/VPN Devices) by the WAN communications provider. For redundancy purposes, NSB requires Remote locations have at a minimum a Dial Backup/Modem (local or toll call to WAN provider) that will re-establish the Secure VPN connection in the event that the primary circuit is down. Notwithstanding, all incremental fees associated with local or toll dial up to secure VPN will be the sole responsibility of the Client. Furthermore, for locations that are unable to use xDSL, NSB requires that the same infrastructure be established through a Dial Backup line configured as the Primary form of connection until such time the preferred service is available, for which Client shall also be responsible for the associated local and toll dial up fees.

16.1.3     The Minimum Bandwidth required for a Store location is 56Kbits(s) assuming 1-2 Registers per store. Should the store configuration exceed two registers then NSB must be consulted regarding the required bandwidth on a per individual basis.

16.1.4     The Minimum Bandwidth required for a Corporate (head office) Location is 25Kbits(s) per User – typically 750Kbits(s) for 30 Users.

16.2     Should Client elect to source its network provider independently of that being contracted to the end user through the Managed Services offering then the Client and their third-party network provider shall be responsible for setting up, configuring and ensuring that monitoring capabilities are provided as part of the network infrastructure, including the equipment specifically designated by NSB for use in establishing the connectivity, as well as setting up dial backup procedures, operational training, and loading any third party software. Any assistance provided by NSB to configure Client’s equipment or integrate the network solution, shall be billable on a time and materials basis at NSB’s then prevailing rates.

17.	INDEMNITY

Client agrees to defend, indemnify and hold harmless NSB from and against any losses, damages, liabilities and expenses resulting from any claims made by any third party which arises from or is in any way connected with Client’s misuse, unauthorized used or mishandling all or any component of the Managed Services.

NSB hereby agrees to protect, defend, indemnify and hold harmless the Client Indemnitees from and against any and all Losses arising out of or resulting from (i) a breach of any of NSB’s agreements, representations or warranties contained herein; or (ii) NSB’s negligence or other wrongful conduct.

18.	MISCELLANEOUS

18.1     Publicity. Client hereby grants NSB permission to distribute press releases upon completion of various project milestones (e.g. contract signature) and a case study upon project completion. Such publicity may appear in business or trade publications, NSB publications, and/or on the NSB web site. Any published material will be subject to Client’s consent to both content and timing, such consent not to be unreasonably withheld or delayed; provided, however, that Client grants NSB the right to include Client’s name in NSB’s published client list without the need for Client’s consent. Notwithstanding anything to the contrary, Client acknowledges that NSB has a legal obligation to announce any material contracts and, accordingly, Client agrees that NSB will announce the execution of this Agreement, without the need for Client’s consent.

NSB Connected Retailer Managed Service Agreement	Page 15 of 49
Metropark USA	September 21, 2005

18.2     Non-Hiring. During the term of this Agreement, and for a period of twelve (12) months after termination hereof, neither party shall directly or indirectly, knowingly solicit, hire or otherwise retain, as an employee, consultant or independent contractor, any employee of the other party, within one (1) year of the employee leaving the employ of the other party, unless previously agreed in writing by the other party.

18.3     Assignment. Client shall hot have the right to assign or transfer, in whole or in part, this Agreement, without NSB’s prior written consent, which shall not be unreasonably withheld or delayed.

18.4     Entire Agreement. This Agreement comprises the entire agreement between the parties relating to the subject matter hereof. This Agreement supersedes all prior and contemporaneous agreements, proposals, or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party; no other act, document, usage, or custom shall be deemed to amend or modify this Agreement. In the event of any inconsistencies between this Agreement and any schedules hereto, the schedules shall prevail.

18.5     Independent Contractors. The relationship of the parties hereunder shall be that of independent contractors. Nothing in this Agreement shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other party or have the right to bind the other party in any way without the prior written consent of such party, except as specifically provided in this Agreement.

18.6     Waiver. No term or provision of this Agreement shall be deemed, waived and no breach excused unless such waiver or consent is in writing and signed by the party that has given such waiver or excused such breach.

18.7     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Exclusive jurisdiction for any action arising out of or in conjunction with this Agreement shall be in the courts of the State of New York. Notwithstanding the foregoing, NSB shall be entitled to bring action before the court of any jurisdiction wherein Client has an office.

18.8     Force Majeure. In the event that either party hereto shall be delayed or hindered or prevented from the performance of any act required hereunder, other than a payment obligation, by reason of strikes, lock-outs, labor troubles, inability to procure materials or services, failure of power, riots, insurrection, war or other reasons of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Agreement, such party shall immediately provide notice to the other party of such delay, and performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, if the event of Force Majeure in question prevails for a continuous period in excess of one (1) month after the date on which it began, the non-claiming party may give written notice to the claiming party terminating this Agreement and this agreement shall be deemed terminated as the date set forth in said written notice.

18.9     Notices. Any notice, request or other communication to be given under this Agreement may be delivered or sent by certified mail, registered mail, or courier, or by e-mail or facsimile transmission to the other party to be delivered at its address appearing in this Agreement (or in the event that another address is notified in writing to the other party in accordance with this Article, then to that other address) provided that a paper copy of any communication which is sent by e-mail or facsimile transmission is also sent by certified mail, registered mail, or courier, within one business day of the e-mail or facsimile transmission having been sent.

Any such notice or document shall be deemed to have been delivered: (i) if delivered personally, at the time of delivery; or (ii) if mailed, by certified or registered mail, at 10:00 a.m. on the second (2nd) business day after it was mailed; or (iii) if sent by e-mail or facsimile transmission, on the Business Day when dispatched, provided that a paper copy was also sent in accordance with the provision above and provided that any notice which was dispatched or delivered or deemed to be delivered on a day which is not a business day, or after 4:00 P.M. (local time of recipient), shall be treated as delivered on the next business day.

NSB Connected Retailer Managed Service Agreement	Page 16 of 49
Metropark USA	September 21, 2005

18.10     Severability. If any provision of this Agreement is held invalid or unenforceable by any court or agency of competent jurisdiction, the parties shall mutually agree on an alternate, legally valid and enforceable provision. The remainder of this Agreement shall nevertheless continue in full force and effect to the extent that continued operation under this Agreement without the invalid or unenforceable provision is consistent with the intent of the parties as expressed in this Agreement.

18.11     Currency. All references to currency in this Agreement or any Related Agreement shall be deemed to be in U.S. Dollars, unless otherwise stipulated.

18.12     Taxes. Client shall pay any federal, state, county or local sales, property, investment, use and/or other applicable taxes arising out of Client’s acquisition of the services of NSB under this Agreement, except any taxes on NSB’s income, whenever imposed. Upon request of NSB, Client shall obtain and provide to NSB any certificate of exemption or similar document required to exempt Client from any such tax liability. In the event that (i) any taxes are paid by NSB on behalf of Client, (ii) NSB has received payment therefore from Client, and (iii) it is thereafter determined that Client may be entitled to a refund of any such taxes, or a portion thereof, then NSB shall file the appropriate documents to receive such refund at Client’s request, and NSB shall pay such refund to Client upon receipt of such refund.

18.13     Export/Re-Export Restrictions. Client agrees to comply with all export and re-export restrictions and regulations imposed by the governments of the United States, Canada and/or the country within which the Software is shipped by NSB to Client.

18.14     Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

WHEREFORE, the parties have caused this Agreement to be executed by their duly authorized representatives for and on behalf of:

CLIENT:		NSB Retail Solutions, Inc.:

By:	/s/ Jay A. Johnson	By:	/s/ Nikaila Beckett
	Authorized Signature		Authorized Signature

	Jay A. Johnson		Nikaila Beckett
	Name (type or print)		Name (type or print)

	CFO		CEO
	Title		Title

	9-22-2005		October 17, 2005
	Date		Date

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NSB Connected Retailer Managed Service Agreement	Page 17 of 49
Metropark USA	September 21, 2005

SCHEDULE “A” to the Managed Service Agreement

Fixed Bid Implementation of:
NSB Connected Retailer Solutions:	$[…***…]
Debit/Credit certification with Paymentech	$[…***…]
Microsoft Great Plains Financials*:	$[…***…]

*	Includes both the license and implementation/training efforts as it pertains to Microsoft Great Plains Financials.

Current Metric:
Store Count:	10
Register Count	20
Merchandising User Count	20
Sales Analytics User Count	5
CRM User Count	3
Great Plains Financial Named User Count:	3

Certifications:
Debit/Credit Authorization & Settlement with Paymentech:	[	…***…]

Managed Services Fees:
Annual (Year 1) fees for above Metrics:	$	[	…***…]

Annual Great Plains Support:

Annual Support for the Great Plains Modules listed in (ii) below for the named user count listed in the above Metrics.

(i) Additional registers and/or Users added to the above Metrics shall be added to this Agreement upon installation or set up thereof, and the Annual Managed Service Fees shall be adjusted accordingly.

(ii) Microsoft Great Plains Financial includes Accounts Payable, General Ledger, Fixed Assets, Bank Reconciliation and FRx Reporting for […***…] named users. Should Client wish to increase named user metric, additional license and annual maintenance will be required at Microsoft Great Plains then current rates.

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “A”	Page 18 of 49
Metropark USA		September 21, 2005

SCHEDULE “A” to the Managed Service Agreement – Cont’d

Incremental Store Pricing:

Managed Services

[…***…].

[…***…].

[…***…].

[…***…]	$	[	…***…]
[…***…]	$	[	…***…]
[…***…]	$	[	…***…]
[…***…]	$	[	…***…]
[…***…]	$	[	…***…]
[…***…]	$	[	…***…]
[…***…]	$	[	…***…]

POS Hardware Maintenance:

POS Hardware maintenance is priced at an annual per register basis at a rate of […***…].

Incremental Modules:

Merchandise Planning

Client shall have the right to implement a pre- packaged version of NSB Merchandise Planning Solution […***…]. Client’s service request entitlement level […***…].

Warehouse Management

Client shall have the rights to implement NSB Warehouse Management Solution. […***…].

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “A”	Page 19 of 49
Metropark USA		September 21, 2005

SCHEDULE “A” (cont’d) to the NSB Managed Services Agreement

Metropark – Managed Services Proposal

CONFIDENTIAL -

Metrics: 10 Stores – 20 Registers – 20 Users

3 Great Plains Financial Users

Description

ONE-TIME COSTS

Implementation and Other First Year Items and Costs

NSB Connected Retailer	Fixed Bid; Concurrent implementation and client training of Managed Services Merchandising, Sales Analytics, CRM, Store, Communication and Electronic Payment Switching	$	[…***…]
Great Plains Financials	License, Implementation and training of Great Plains Core Financials (AP, GL, Fixed Assets, & Bank Rec)	$	[…***…]
Debit/Credit Certification	Certification to Paymentech for Debit and Credit authorization and settlement	$	[…***…]
Store Integration, Deployment and Live support	POS Integration & Staging	$	[…***…]
	On site Installation and remote installation support and set up		[…***…]
WAN Set up and Installation	Initial set up, configuration and installation of WAN		[…***…]

ANNUAL COSTS

Managed Services ANNUAL costs

(Includes access to NSB & Great Plains Software Hosting Functions and Services)

IT Services, Remedial Support & Maintenance)

Software Please see note I	Retain Operations Software, including: Store / Merchandising / Sales Audit / CRM / Communications
Host Infrastructure	NSB Server Farm, Including test server, O/S, Database and Enabling Software.
Disaster Recovery	Disaster Recovery Systems and Management
IT Services	MSSQL DBA	$[…***…]
Host IT Support
POS Help Desk
Annual Maintenance	Software Maintenance, including: • fixes • Continuing Development • Maintenance Releases
Upgrades
Financials Please see note 7	Support of Great Plains A/P, G/L, Fixed Assets, Bank Rec & FRx reporting -	$[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “A”	Page 20 of 49
Metropark USA		September 21, 2005

SCHEDULE “A” (cont’d) to the NSB Managed Services Agreement

Store Infrastructure ANNUAL costs

POS Hardware, Maintenance & Communication Infrastructure

	IBM SurePOS POS Hardware w/RAID 1 redundancy and Touch Screen	$	[	…***…]
Store Infrastructure	Enabling Items for POS Registers; Windows XP professional; SQL, PCAnywhere	$	[	…***…]
• Annual lease rates for hardware	Symbol Scanners & Ingenico Debit Terminal	$	[	…***…]
• Please see notes 4 & 7	POS Hardware & Enabling Item Maintenance (for above equipment & enabling items)	$	[	…***…]
	Network (WAN) Install, Line and Monitoring Fees		[	…***…]

NOTES
General
1. […***…]
2. […***…]
3. […***…]
4. […***…]
5. […***…]
6. […***…]
7. […***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “A”	Page 21 of 49
Metropark USA		September 21, 2005

SCHEDULE “A” (cont’d) to the NSB Managed Services Agreement

Payment Schedule in Respect of Implementation Services

Payment Stage	Due Date	Amount Due
1	[…***…]	$[…***…]
2	[…***…]	$[…***…]
3	[…***…]	$[…***…]
4	[…***…]	$[…***…]
	Total	$[…***…]

Payment Schedule in Respect of Managed Services,

including but not limited to POS Hardware and Enabling Item Maintenance.

Payment Stage	Due Date	Amount Due
1	[…***…]	$[…***…]

Payment Schedule in Respect of Equipment Purchase

(If purchased outright by Client or leased through a 3rd party)

Payment Stage	Due Date	Amount Due
1	[…***…]	[…***…]
2	[…***…]	[…***…]
	Total	$[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “A”	Page 22 of 49
Metropark USA		September 21, 2005

SCHEDULE “B” to the NSB Managed Services Agreement

POS Hardware Acquisition

EQUIPMENT PURCHASE

1.0	PURCHASE

1.1	Client is purchasing or leasing, the following Equipment from NSB:

Metropark

Description of Store Hardware and Enabling Software for the Managed Services Offering

Pricing Valid Thru September 16th, 2005 NSB 090605

Hardware Description	Qty	Unit Price	Extended Price	Annual Maintenance
10 Stores / 20 POS Registers
POS Hardware

Includes: Intel Celeron 2.0 GHz Processor, 512 MB RAM, 2 x 40GB hard drive, Raid 1 Controller Card, CD-ROM drive; Alpha-numeric POS keyboard with MSR and cable; Full-size cash drawer, fixed till and cable; Suremark dual station USB POS printer and cable; Surepoint 12.1 Touch LCD, mount and cable; Iron Gray, configured for integrated use and all power from base unit.

NO MODEM QUOTED. See Note 1.

Staging and integration is INCLUDED.

On site installation and remote support NOT included; To be quoted under separate

	[…***…]	$[…***…]	$[…***…]	$[…***…]
		[…***…]	$[…***…]	$[…***…]
		[…***…]	$[…***…]	—
		[…***…]	$[…***…]	$[…***…]
Symbol Scanners
Symbol Scanner
Includes: USB hand held scanner, intellistand, power supply and cable. Support Note: Maintenance is Advanced Exchange	[…***…]	$[…***…]	$[…***…]	$[…***…]
		[…***…]	$[…***…]	$[…***…]
		[…***…]	$[…***…]	—
		[…***…]	$[…***…]	$[…***…]
Payment Terminals
Ingenico PIN PAD
Includes: RS232C PIN-pad with Retail Base Application Software, 19 Key Keypad with 4 functional keys, and bi-directional MSR, dual Track (1 and 2) Support Note: Support is Advanced Exchange	[…***…]	$[…***…]	$[…***…]	$[…***…]
		[…***…]	$[…***…]	$[…***…]
		[…***…]	$[…***…]	—
		[…***…]	$[…***…]	$[…***…]
Lexmark Report Printer
Lexmark Laser Report Printer Support Note: Maintenance is Advanced Exchange	[…***…]	$[…***…]	$[…***…]	$[…***…]
		[…***…]	$[…***…]	—
		[…***…]	$[…***…]	$[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “B”	Page 23 of 49
Metropark USA		September 21, 2005

Microsoft Enabling Software – Operating System Database & Other

WINDOWS XP PROFESSIONAL

OEM license version SP2, Required for each IBM SurePos Register and combined IBM SurePOS Server/Register

Support Note: Support provided from NSB Help Desk;

Support fee does not include new software versions/upgrades

	[…***…]	$[…***…]	$[…***…]	[…***…]

Symantec PCAnywhere Version 11.0 for Windows Support Note: Support provided from NSB Help Desk; Support fee does not include new software versions/upgrades	[…***…]	$[…***…]	$[…***…]	[…***…]

SQL Server 2000 Standard Edition Restricted-use Embedded CAL

Standard edition, restricted-use Client Access License (CAL) to use with Restricted-use Embedded SQL Server License; for sale with NSB-supplied application software only, one license required per dedicated server, server-register, and all registers or other client devices.

Support Note: Support provided from NSB Help Desk;

Support fee does not include new software versions/upgrades

	[…***…]	$[…***…]	$[…***…]	[…***…]
		[…***…]	$[…***…]	—
		[…***…]	$[…***…]	—
		[…***…]	$[…***…]	—

Grand Total
		[…***…]	$[…***…]	—
		[…***…]	—	$[…***…]
			[…***…]	$[…***…]
		[…***…]		$[…***…]

NOTES

1.	The NSB Managed Service configuration does NOT include a modem. Managed Services is predicated upon a persistent network connection and the in store infrastructure will have a dial up back up if necessary.

2.	On site installation and support is NOT included and shall be quoted at a later date.

4.	LAB (Head Office and NSB) registers have NOT been quoted and will have to be added to the total register count.

1.2	Any operating system or other Third Party Software listed above is licensed to Client under the terms and conditions of the NSB Software License Agreement.

2.0	OTHER TERMS AND CONDITIONS

2.1	Shipping charges shall be F.O.B. point of origin.

2.2	NSB shall retain title to and ownership of the Equipment until the purchase price is paid in full. NSB represents and warrants that it will have the right to transfer good title to the Equipment and, upon full payment therefore, such Equipment shall be transferred to Client free and clear of encumbrance. In the event that Client shall fail to make the payments when due, in additional to all its other remedies. NSB shall have the immediate right to repossess any Equipment and Documentation provided. Client agrees to execute appropriate financing statements or other documents as NSB may deem necessary to protect its security interests and to pay all expenses for recording thereof.

2.3	NSB is hereby authorized by Client to sign, file, or record in Client’s name and on its behalf any documents required for the protection of NSB’s title to the subject Equipment including security documents and financing statements and hypothecary documentation.

2.4	Upon any default by Client under this Agreement, NSB shall have all the rights and remedies of a secured party under all applicable laws, which rights shall be cumulative.

3.0	RISK OF LOSS

Risk of Loss shall be borne by NSB until delivery to a common carrier.

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “B”	Page 24 of 49
Metropark USA		September 21, 2005

SCHEDULE “C” to the NSB Managed Services Agreement

The Maintenance Period for Head Office Solutions is 08:30 – 17:30, Client’s head office time zone, for all Business Days excluding NSB Local Holidays and the Maintenance Period for Store Solution is the Client’s store open hour of business, that is, the hours of operations that the Clients stores are open for trading, for all Days, excluding Local Holidays. Notwithstanding, NSB shall provide support for the Designed Equipment, as it pertains to systems operations and processing, on a 24/7 basis.

SEVERITY LEVELS

Severity levels are defined by the fault(s) that is a direct result of a malfunction of the supported Software that causes the following conditions at the identified severity levels:

1.	CLIENT CARE DELIVERED SERVICES (SUPPORT)

Severity	Definition

1	Severity 1 issues in a production environment shall be defined as a problem that is a direct result of a malfunction of the Software causing the applications to be inoperable. The business impact is such that business is impacted to severe level such that head office is unable to access the application for use or stores are unable to trade.

2	Severity 2 issues in a production environment shall be defined as a problem that is a direct result of a malfunction of the Software that causes the application to function in a limited manner and no workaround is available.

3	Severity 1 and Severity 2 issues shall be downgraded to Severity 3 when an acceptable workaround is provided and a permanent solution is not yet available.

4	A problem that is a direct result of a malfunction of the Software that causes minimal impact to the application’s functionality or pertains to a special request that requires the scheduling of resources for special requests and/or minor errors that do not impede the operation of the software

[…***…]

The Service Request Entitlement Level shall only be monitored after ninety (90) days from Client Live.

1.1	Supported Solution

The Service Request Entitlement Level as outlined herein shall refer to NSB’s Connected Retailer Store Solution (the “Store Solution”) and NSB’s Connected Retailer Merchandising, Sales Analytics, CRM and Communication Solution (the “Head Office Solution”). […***…].

[…***…].

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “C”	Page 25 of 49
Metropark USA		September 21, 2005

1.2	NSB Responsibilities

NSB will provide support and maintenance services, on a helpdesk to Client’s assigned head office designates for the components of the Head Office Solutions that are included as part of Managed Services and on a helpdesk to Client store personnel basis as it pertains to the Store Solution.

1.3	Client’s Responsibilities

1.3.1	Client shall provide NSB with a maximum of three (3) assigned designates for the Merchandising Solution, two (2) assigned designates for the Sales Analytics Solution and one (1) for the CRM Solution, who shall be responsible for interacting with NSB for all Support and Maintenance related issues.

1.3.2	Client shall monitor communications with NSB to ensure that e-Service, NSB no line support portal, is the primary and preferred communications route for support related issues as it pertains to the Head Office Solutions.

1.4	[…***…]

1.4.1	[…***…].

1.4.2	[…***…].

1.4.3	[…***…].

1.4.4	[…***…].

1.4.5	Each client reported incident shall be assigned a unique Service Request number, such that there shall be one incident or issue reported per Service Request.

1.4.6	For each incremental store added from the metrics outlined in Schedule “A”, Client shall be entitled to […***…].

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “C”	Page 26 of 49
Metropark USA		September 21, 2005

2.	PRODUCT SUPPORT SERVICES (MAINTENANCE)

2.1	NSB Responsibilities

2.1.1	NSB shall attempt to identify, reproduce and validate defect on an in-house test environment.

2.1.2	NSB shall provide workarounds and/or software fixes, within the Service Level Guidelines, for additional Client testing and validation.

2.1.3	NSB shall provide Client with information regarding the service releases and associated documentation.

2.1.4	NSB shall manage the software defect process and apply all fixes and updates accordingly.

2.2	Client’s Responsibilities

2.2.1	Client shall provide required application support services to their respective internal resources and/or users, in addition to those support services being delivered by NSB.

2.2.2	Client shall provide support for all non NSB supported products and infrastructures.

3.	SERVICE LEVEL GUIDELINES

NSB provides two levels of Service Level Guidelines. The initial Service Level Guidelines, defined in sections 3.1 and 3.2 below, are in effect during the period from when the issue has been assigned a Service Request number by Client reporting the issue and NSB begins analyzing the issue to identify whether the root cause of the issue is a product defect. Should NSB believe that the issue is not being caused by a product defect, then the guidelines provided for in section 3.1 below would continue to be in effect until the issue is resolved. In the event that NSB believes that the issue is being caused by a product defect, then the issue is passed to the NSB product support team to analyze and typically provide a resolution that involves a modifications to the Software. Once the issue is passed to the NSB product support team then the Service Level Guidelines as defined in section 3.2 below are in effect.

3.1	Delivered Services; Service Level Guidelines for Service Requests without identified defects

Measurement commences from the time that a Service Request number is issued.

	Severity Level 1	Severity Level 2	Severity Level 3	Severity Level 4
Direct to Store 1st Level Response	[…***…]	[…***…]	[…***…]	[…***…]
2nd Level Response	[…***…]	[…***…]	[…***…]	[…***…]
Status update (via e-Service)	[…***…]	[…***…]	[…***…]	[…***…]
Acceptable Workaround	[…***…]	[…***…]	[…***…]	[…***…]
Permanent Resolution	[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “C”	Page 27 of 49
Metropark USA		September 21, 2005

3.2	Product Support Service Level Guidelines for Service Requests with identified defects

	DEFECT Severity 1	DEFECT Severity 2	DEFECT Severity 3	DEFECT Severity 4
Status Update	[…***…]	[…***…]	[…***…]	[…***…]
Acceptable Workaround	[…***…]	[…***…]	[…***…]	[…***…]
Permanent Solution	[…***…]	[…***…]	[…***…]	[…***…]
Delivery Method	[…***…]	[…***…]	[…***…]	[…***…]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “C”	Page 28 of 49
Metropark USA		September 21, 2005

Schedule “D” to the NSB Managed Services Agreement

NSB Managed Services Hosted Infrastructure Service Level Guidelines

Definitions

“Service Availability” is defined as the amount of time NSB’s Hosted Infrastructure is available, per quarter, during Client’s Core Business Hours of 8:30 to 17:30, Monday through Friday, Client’s local head office time zone and exclusive of Scheduled Maintenance downtime.

“Hosted Infrastructure” is comprised of NSB’ hosting hardware, associated operating systems or NSB’s internal network. Hosted Infrastructure excludes performance related issues pertaining to NSB software applications. In addition, Hosted Infrastructure excludes Client’s WAN, which if contracted through NSB is covered by a separate service level guideline as outlined in a separate schedule to NSB’s Managed Service Agreement.

“Scheduled Maintenance” shall mean any maintenance to NSB Hosted Infrastructure of which Client is notified 48 hours in advance, or for work that is performed during a standard maintenance window outside of Client’s Core Business Hours.

“Service Unavailability” shall mean a failure of the NSB Hosted Infrastructure resulting in Client being unable to connect to the NSB Hosted Infrastructure from Client’s head office location. Service Unavailability shall not include failure as a result of Scheduled Maintenance, other planned outages, packet loss, problems with NSB software applications, Client’s head office equipment or facilities, acts or omissions of Client, Force Majeure or network provider outages or service interruptions.

System Availability

NSB will provide a fault management process to monitor NSB services for error conditions and notify appropriate technical personnel to initiate fault resolution. The following table describes the components of NSB fault management process.

DESCRIPTION	SERVICE LEVEL
Service Availability	[…***…]
Proactive monitoring of Service Availability	[…***…]

Notice of Scheduled Maintenance will be provided to Client’s designated point of contact by a method elected by NSB (e-Service, telephone, email, or fax).

Service Unavailability due to issues arising from Client’s data, NSB software application performance issues, and other issues resulting from Client’s internal network, communication link to NSB internal network of events of force majeure shall not be deemed Service Unavailability for the purpose this commitment.

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “D”	Page 29 of 49
Metropark USA		September 21, 2005

Standard System and Client Data Back-up & Recovery Processes

In order to minimize the loss of critical data, NSB Hosting Services employ a strict backup policy for all file systems and database files. Incremental backup for file systems and full backup for databases is provided on a scheduled basis as outlined in the table below. All back ups are stored on tapes and are secured at an off-site location, accessible solely by authorized NSB employees. Restoration of lost file system data and database restoration starts within 5 hours of a client’s request.

Client is allowed to request up to one back-up restoration once annually, provided however that the need to restore is not directly related to a malfunction or issues with the Hosted Infrastructure. Any additional back up or restore requests by Client may be provided by NSB on a “time and materials” basis.

DESCRIPTION	SERVICE LEVEL
Back-up services	Full Back-up: […***…] […***…] Frozen back-ups: […***…] […***…]
Database Back-up services	Backup for RDBMS. All data is backed up nightly and stored at a secure off site 3rd party location.
Restoration of lost file system data (restore from last backup)	Coverage: […***…] Service Level: […***…]
Restoration of Client database (restore from previous nights backup)	Coverage: […***…] Service Level: […***…]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “D”	Page 30 of 49
Metropark USA		September 21, 2005

SCHEDULE “E” to the NSB Managed Services Agreement

POS Equipment Support and Maintenance Offering

NSB POS Equipment support and maintenance is provided using various methods of service delivery. On Site Maintenance is used in situations where a store has 1 POS register and the critical core components of the register require same day service. In situations where a store has 2 or more POS registers, OSM is used only for the POS slice (CPU) and serviced on site either same day or next day and peripherals are serviced using Advanced Exchange, as outlined with the Managed Service Agreement.

ON SITE MAINTENANCE (“OSM”) SERVICE

OSM Service is provided during Client’s store hours of operations each Monday, Tuesday, Wednesday, Thursday, Friday, Saturday and Sunday, excluding Local Holidays. OSM is designed to provide Client with timely service and maintain Client’s designated POS Equipment in good working order. OSM Service does not assure uninterrupted operation of Clients’ POS Equipment.

OSM Service includes remedial and preventive maintenance based upon the specific needs of the individual item of Equipment. Client shall initiate each request for remedial maintenance by placing a call to NSB and providing to NSB the Equipment model and serial number. Remedial maintenance shall be considered completed when the Clients’ Equipment has been repaired and NSB has made a commercially reasonable effort to restore, if necessary, the system’s disk image and data from the supplied image and data backup media securely stored on site at Clients store location. NSB will follow a definitive set of guidelines applicable to system restoration. OSM Service includes lubrication and adjustments, and may also include the replacement of maintenance parts, as NSB deems necessary. Preventive maintenance service may be performed by NSB in conjunction with a remedial service call.

Maintenance parts may or may not be manufactured by the OEM, may be altered by NSB to enhance maintainability, and may be new or reconditioned to perform as new.

CLIENT’S RESPONSIBILITIES

Client shall ensure that;

1.	The POS Equipment is available for the tech upon arrival at the store;

2.	Media copies are available for the technician if and when required to perform a system restore as NSB is not responsible for Client’s failure to do so, or for the cost for reconstructing data stored on disc files, tapes, memories, etc., lost or damaged during the performance of service under this Agreement.

RESPONSE AND RESOLUTION

Upon receipt of a maintenance service call from Client, NSB will dispatch an engineer to respond at the Client’s site. NSB shall make a commercially reasonable effort, based on geographic location of Client store sites relative to NSB partner’s service office locations, to provide the Service Levels per the following table:

Distance from the Service Location	Target Response Time	Target Restore Time
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “E”	Page 31 of 49
Metropark USA		September 21, 2005

ADVANCED EXCHANGE (“AE”) SERVICE

AB is a service provided for those designated POS peripherals which are easily replaceable by store personnel and where the service of an on site technician does not bring any added value. In most cases, store personnel are simply required to unplug a cable and replace the defective peripheral with the replacement and pack the defective unit in the same box which the replacement unit was shipped in.

The advanced exchange process completely manages the delivery and return of replacement peripherals to and from the Client’s site. The Client simply logs a call to NSB either through e-Service (NSB on line call channel) or via telephone to NSB 24/7 staffed Call Center, describing the issue and upon troubleshooting with NSB, a diagnosis will be made and the defective peripheral identified and a replacement ordered. A replacement peripheral is shipped from the central Logistics facility to the site. Once the part is confirmed on site, the store personnel will call NSB and NSB shall work with the store to have to replacement peripheral installed in placed of the defective peripheral. Upon successful completion of the installation of the replacement peripheral, the defective peripheral shall be returned to NSB repair facility. NSB partners with major air freight carriers, ensuring that accurate, up to the minute delivery tracking reports are readily available.

NSB Advanced Exchange Program

Upon determination by either NSB that a peripheral supported under NSB’s Advanced Exchange Program (“The Program”) is defective and requires replacement, NSB will:

I.	ship all replacement parts for next day delivery each Monday, Tuesday, Wednesday, Thursday, Friday and Saturday (where applicable), excluding Local Holidays with a prepaid return shipping label and an associated RMA number with detailed shipping instructions for the return of the defective equipment to NSB’s designated repair facility.

II.	receive the defective equipment from Client and match the RMA number, model and serial number and other relevant product tracking information with the defective equipment received to validate that the correct unit has been received by NSB and/or by NSB’s Representatives. […***…].

III.	contact the Client’s store location directly and request that the defective equipment is returned to NSB designated repair facility if after 1 day from Client’s receipt of replacement unit, the defective equipment has not been shipped back to NSB’s designated repair facility.

IV.	where applicable, have the right to send a local field technician on site to the Client’s store location to pickup the defective equipment if after the attempt to retrieve the defective equipment as outlined in point III above, to NSB designated repair facility is unsuccessful. NSB shall invoice Client for said service at a two hour flat rate fee at NSB then current fees.

V.	purchase replacement units for sparing purposes and invoice Client for the replacement cost in the event that the defective equipment is deemed to be unattainable, unrecoverable or abused. Replacement costs will be based upon NSB’s then current rates for said equipment […***…].

In the event that Client retrieves equipment that has been designated as either unattainable or unrecoverable and where NSB has processed an order for equipment replacement under the Program, NSB may allow Client to return said equipment […***…].

Dispatching for service under the Program must be reported to NSB by8:00pm EST, Monday through Friday and by 1:00pm Saturday (where applicable). All Calls received by NSB outside of those hours will be processed for following day.

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “E”	Page 32 of 49
Metropark USA		September 21, 2005

SCHEDULE F to the NSB Managed Services Agreement

NSB Retail Solutions Inc.

Managed Services Statement of Work

REFERENCE:	Metropark_SOWMS092105

Date Issued:	September 21, 2005

VERSION:	1.0

Date Revised:	September 21, 2005

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 33 of 49
Metropark USA		September 21, 2005

Table of contents

1. Overview	35

2. Project Scope	36

3. Product Scope	37

4. Assumptions	45

4.1 General Assumptions	45

4.2 Networks/Hardware/Connectivity/Databases	45

4.3 Specific Testing Assumptions	47

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 34 of 49
Metropark USA		September 21, 2005

Overview

Your Connected Retailer solutions delivered through Managed Services provides a full range of industry leading integrated products and services. NSB’s Managed Services will provide you with the necessary features and functionality to achieve the business benefits from your solutions to meet your short and long-term retail systems needs. Our services are based on best practices, leveraged from more than 30 years of retail system experience and are designed to minimize your risk and to maximize your ROI.

NSB professionals combine advanced business & technical skills with in-depth knowledge of the retailing business and extensive industry experience.

This Statement of Work will list the scope of the service deliverables and itemize the assumptions of our Managed Services offering as it pertains to your implementation. A detailed Project Plan, along with a description of our implementation approach and methodology, the review of the key NSB and Metropark roles and responsibilities and the core training deliverables with respect to the individual applications will be provided at the beginning of the Managed Service Product Review Meeting (“MSPRM”).

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 35 of 49
Metropark USA		September 21, 2005

Project Scope

Metropark’s project scope is outlined herein and the associated product scope will list the modules within each of the applications and their key considerations that will be implemented per the guidelines, functionality, features, and parameter settings defined in the Managed Services Connected Retailer packaged offerings. Within the Managed Service configuration, there are certain configuration elements that are Client specific and as such, cannot be pre-configured by Managed Services. These client specific configuration elements will require consultative input by Metropark at the Managed Service Project Review Meeting that will be held at either NSB’s Montreal office or via web meeting facilities.

The scope and effort for the implementation services listed within is for implementing Managed Service that includes: Foundation, Merchandising, Sales Analytics, CRM, Store, Communications and Great Plains Financials. NSB will work with Metropark to collect data using a standard File Transfer Protocol (FTP) to move data from the store locations to the designated Metropark sever location. This statement of work does not make provisions for integration directly from NSB solutions to Shoppertrak.

The efforts associated with the statement of work (SOW) are under the assumption that all work performed is in support of the efforts of implementing a single company. In addition, this SOW is based on the understanding and client acceptance that the Managed Service offering delivers a suite of pre-configured solutions. Client specific customization or modifications are considered out of scope of the Managed Services Offering and as such will not be included in any of the Connected Retailer Products being offered within the Managed Services offering. All out of pocket expenses (travel, lodging, ground transportation, meals, etc) that are incurred as a result of travel to and from the Metropark location(s) for the training, implementation and support of the project deliverables is the sole responsibility of Metropark.

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 36 of 49
Metropark USA		September 21, 2005

Product Scope

As part of this Statement of Work, NSB will provide the required services to implement the following Managed Services Connected Retailer products:

3.1	Foundation Software and Hosting Infrastructure Hardware

Connected Retailer Foundation provides access to infrastructure services for the Connected Retailer, enabling our clients to focus exclusively on addressing retail processes through the use of our pre-packaged Connected Retailer Managed Service offering. These critical components include security, enterprise application integration, and retail-centric object libraries that enable a streamlined configuration and allow for a rapid deployment.

Key Considerations:

1.	NSB will provide Metropark with a client defined user and security grid template during the MSPRM. Metropark will provide NSB with the updated template for which NSB will assume the responsibility for creating the necessary Client specific user access levels. User profiles will be created by NSB within reasonable time during NSB’s Normal Business Hours.

3.2	Merchandising

Merchandising is a value-priced, bundled solution that automates and synchronizes all functions within the retail cycle – from initial order to final sale. Connected Retailer Merchandising incorporates a centralized infrastructure that ensures the consistency and integrity of your data and integrates the various applications.

Merchandising includes the modules listed below. The configuration for each of the respective modules shall be defined under separate cover in the Application Configuration document which will include references to the client specific configurable elements of Merchandising, and will be reviewed as part of the MSPRM:

i.	Enterprise Data & Product Management

ii.	Purchase Order Management

iii.	Allocation and Replenishment

iv.	Ticket Printing through a Web based UI

v.	Inventory Management

vi.	Price Management

vii.	PLU

viii.	Stock Ledger

ix.	Invoice Matching

x.	Merchandise Analytics

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 37 of 49
Metropark USA		September 21, 2005

Key Considerations:

I.	[…***…] merchandising super users who will be termed as client designates for the Merchandising application. Training will be delivered via face to face, hands on training that is an efficient training approach, enabling users to become competent with the core modules defined above in the context of the pre-defined configuration and business process flow. […***…]

II.	[…***…]

III.	[…***…]

IV.	Once Metropark signs off on data loaded into the test merchandising system, NSB will work with Metropark to execute the conversion loads into the live merchandising environment. Metropark is responsible for validation of all converted data loaded into both the test and live merchandising systems.

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 38 of 49
Metropark USA		September 21, 2005

V.	[…***…]

VI.	[…***…]

VII.	[…***…]

3.3	Sales Analytics

Designed for multi-channel retailers, the Sales Analytics Solution ensures the integrity and accuracy of head office information systems that rely on point-of-sale transaction data. Acting as the central repository for sales transaction data, Sales Analytics controls store-level transactions, detects, problems with transaction data, ensures supporting transaction details are easily accessible, and eliminates inconsistencies across retail information systems.

Sales Analytics includes the modules listed below. The configuration for each of the respective modules shall be defined under separate cover in the Application Configuration document that will include references to the client specific configurable elements of Sales Analytics, and will be reviewed as apart of the MSPRM:

i.	Sales Audit including Store Translate

ii.	Flash Sales

iii.	Credit Settlement

iv.	Voucher Management

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 39 of 49
Metropark USA		September 21, 2005

Key Considerations:

I.	[…***…] auditor/finance super users who will be termed as Client Designates for the Sales Analytics application. Training will be delivered via face to face, hands on training that is an efficient training approach, enabling users to become competent with the core modules defined above in the context of the pre-defined configuration and business process flow. […***…]

II.	NSB can provide Sales Audit standard export interface files as per the NSB pre-defined formats.

III.	NSB can accept import files into Sales Audit based on NSB standard pre-defined import formats.

IV.	This Statement of Work assumes Metropark will use the standard import and export interface files as per the NSB pre-defined formats.

V.	[…***…]

VI.	[…***…]

VII.	[…***…]

VIII.	[…***…]

IX.	The Sales Analytics applications will be implemented in a single currency environment (US).

X.	[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 40 of 49
Metropark USA		September 21, 2005

3.4	CRM Solution

The Connected Retailer Customer Relationship Management Solution provides all the tools necessary to capture customer information, manage it, analyze it, and uses it to increase sales, up sell at POS, identify and market directly to key customers, establish or maintain a loyalty program, etc. Data management, data segmentation tools, promotion management, dynamic analytical reports, and loyalty program management, comprise our comprehensive CRM Solution.

CRM includes the modules listed below. The configuration for each of the respective modules shall be defined under separate cover in the Application Configuration document that will include references to the client specific configurable elements of CRM, and will be reviewed as part of the MSPRM:

i.	Customer Information Management

ii.	Customer Analytics

iii.	In-Store Extensions

Key Considerations:

I.	[…***…] Training will be delivered via face to face, hands on training that is an efficient training approach, enabling users to become competent with the core modules defined above in the context of the pre-defined configuration and business process flow. […***…]

II.	Connected Retailer In-Store Extensions is being implemented on the Store platform.

III.	Only one database is being implemented.

IV.	Metropark has no historical data (customers and transactions) to be loaded into the CRM database.

V.	[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 41 of 49
Metropark USA		September 21, 2005

3.5	Microsoft’s Great Plains Financial Software Package

Great Plains Financials includes the modules listed below. The configuration for each of the respective modules shall be defined under separate over in the Application Configuration document that will include references to the client specific configurable elements of Great Plains Financials, and will be reviewed as part of the MSPRM.

General Ledger

Payables Management

Bank Reconciliation

Fixed Assets

PRx Reporting

Key Considerations:

XI.	[…***…] Training will be delivered via a “quick start training program” that is an efficient training approach, enabling users to become competent with the core modules defined above in the context of the pre-defined configuration and business process flow. […***…]

XII.	This Statement of Work is based on the use of the Great Plains-to-Sales Audit and Great Plains-to-Merchandising standard transaction export files.

XIII.	Metropark is responsible for providing NSB with a populated pre-defined grid for: Employee names and security levels.

XIV.	Great Plains standard import and export interface files as per the NSB pre-defined formats.

XV.	[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 42 of 49
Metropark USA		September 21, 2005

3.6	Store Solution

Connected Retailer Store Solution, powered by Coalition, is a Windows-based store automation system that includes POS and back office functionality. The Connected Retailer Store Solution within Managed Services will enable you to improve customer service, generate better management information (about customers, merchandise, and sales processes) and reports, and help your sales associates maximize time spent with customers.

Store includes the modules listed below. The configuration for each of the respective modules shall be defined under separate cover in the Application Configuration document that will include references to the client specific configurable elements of Store, and will be reviewed as part of the MSPRM:

i.	Point of Sale

ii.	CRM In-Store Extensions

iii.	Customer Payment & In Store Voucher Authorization

iv.	Enterprise Electronic Journal

v.	Enterprise Returns

vi.	Back Office (Cash Management, In-Store Report Viewer, Employee Maintenance, Time and Attendance Management)

vii.	Store Inventory Tracking

viii.	Communications

ix.	Trickle Polling

x.	Electric Payment Switching

Key Considerations:

I.	[…***…] Training will be delivered via face to face, hands on training that is an efficient training approach, enabling users to become competent with the core modules defined above in the context of the pre-defined configuration and business process flow. […***…]

II.	[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 43 of 49
Metropark USA		September 21, 2005

III.	[…***…]

IV.	[…***…]

V.	This Statement of work includes the support of a single lab environment.

VI.	The timing for the rollout and deployment for the chain in a single go live effort will be detailed and agreed up at the MSPRM or shortly thereafter.

VII.	[…***…]

VIII.	The services to be provided are based on a single credit certification process and on the use of standard Communications and Customer Payment interfaces, which will be provided and reviewed at the MSPRM.

IX.	The implementation outlined herein does not have provisions nor permit for the conversion and migration of data originating from any other third-party system other than Metrpark’s existing KWI Merchandising solution.

X.	Connected Retailer Communication utilizes IP connectivity between stores and the credit service provider.

XI.	Should Metropark not contract with NSB for the establishment of a persistent network connection (XDSL) from their stores to NSB, Metropark will be responsible for the establishment, management and support of the persistent high speed network connection from their stores to NSB for the purpose of credit and debit authorization and settlement of credit and debit transactions, enterprise returns, customer lookup, etc.

XII.	Should Metropark decide not to contract NSB for the implementation and support of their persistent network connection from their stores to NSB, Metropark must provide NSB with the network specifications and topology design at the MSPRM or shortly thereafter.

XIII.	Payment processors require a formal certification process to ensure the implementation of the credit/debit authorization and settlement process is properly defined to interface with the remote systems. NSB has established a preferred partnership with a payment processor as outlined in Section 3.3, Sub-Section X and will streamline this process to mitigate risk and minimize costs.

Should Metropark elect to establish or maintain an existing partnership outside of the NSB preferred payment–processing partnership, NSB will work with Metropark’s preferred payment processor to establish certification. Metropark will be responsible for all incremental 3rd party costs associated with such certification. In addition, Metropark will be responsible for all costs associated with the secured persistent network connection between NSB and their preferred payment processor.

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 44 of 49
Metropark USA		September 21, 2005

Assumptions

General Assumptions

i.	This implementation is for a single company within Metropark’s retail operation.

ii.	A single set of corporate business processes will be used for all selling channels

iii.	There are no requirements for customized documentation in languages other than English

iv.	[…***…]

v.	[…***…]

vi.	[…***…]

Networks/Hardware/Connectivity/Databases

Metropark is responsible for:

i.	[…***…]

ii.	[…***…]

iii.	[…***…]

iv.	[…***…]

v.	[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 45 of 49
Metropark USA		September 21, 2005

vi.	[…***…]

vii.	[…***…]

viii.	[…***…]

ix.	[…***…]

x.	[…***…]

xi.	Metropark is responsible for their establishing and maintaining the Desktop Operating System security requirements per machine and for ensuring that active virus protection software is running on the local Desktop Computers.

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 46 of 49
Metropark USA		September 21, 2005

Specific Testing Assumptions

Hosted Applications

i.	[…***…]

ii.	NSB will provide Metropark’s testing team with a sample test plan to allow Metropark to proceed with their own internal testing for all Hosted applications including Merchandising, Sales Analytics, and CRM Solutions.

iii.	[…***…]

iv.	Metropark is responsible for application testing, specific to their transaction environment.

Store Solution

i.	NSB will provide Metropark training on the creation of Data Connect (DCN) files.

ii.	NSB will perform system and flow testing specific for the Store modules purchased.

iii.	NSB and Metropark will jointly load and review test data (Data In/Data Out testing). Metropark will have final sign off that all test data is accurate.

iv.	[…***…]

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “F”	Page 47 of 49
Metropark USA		September 21, 2005

SCHEDULE “G” to the NSB Managed Services Agreement

NSB U.S. RATE & LOCAL HOLIDAY SCHEDULE

This rate schedule sets forth the rates in respect of Professional Services and Support and Maintenance Services that are billable on a time and materials basis. Rates are subject to change […***…] Travel time and all out-of-pocket expenses are billable.

HARDWARE & SOFTWARE SUPPORT

In respect of hardware and software covered under the NSB Maintenance Agreements, rates for billable time are:

Regular time	[…***…]
Overtime	[…***…]

Where Client has entered into a maintenance agreement with NSB but wishes to obtain support in respect of software applications or hardware components not covered under such agreement, rates for billable time are:

Regular time	[…***…]
Overtime	[…***…]

For avoidance of doubt, NSB has no obligation to provide support and/or maintenance in the event that there is no maintenance agreement in place.

PROFESSIONAL SERVICES & DEVELOPMENT

Programmer of Analyst	$[…***…]
Project Manager/Trainer	$[…***…]

Note:	Time is rounded up to the nearest 1/2 hours. A minimum of one (1) hour is in effect from 23:01 to 7:59.

Note:	Work performed by any NSB sub-contractor will be billed at the then current sub-contractor rate which is subject to change without notice.

UNITED STATES NSB HOLIDAY SCHEDULE (January 1, 2005 – January 1, 2006)

January 1, 2005	September 5, 2005
New Year’s Day	Labor Day

March 25, 2005	November 24, 2005
Good Friday	Thanksgiving Day

May 30, 2005	December 25, 2005
Memorial Day	Christmas Day

July 4, 2005	January 1, 2006
Independence Day	New Years Day

***Confidential Treatment Requested

NSB Connected Retailer Managed Service Agreement	Schedule “G”	Page 48 of 49
Metropark USA		September 21, 2005

SCHEDULE “H” to the NSB Managed Services Agreement

HIGH SPEED PERSISTENT NETWORK CONNECTIVITY

Not applicable at this time

NSB Connected Retailer Managed Service Agreement	Schedule “H”	Page 49 of 49
Metropark USA		September 21, 2005